SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                              TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 26, 1999

                                                          -------------

                                VACU-DRY COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)


        01912                                           94-1069729
  -----------------                               -----------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)

       100 Stony Point Road, Suite 200, Santa Rosa, California     95401
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      (Address of Principal Executive Offices)                  (Zip Code)

                                 (707) 535-4000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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           (Former Name or Former Address, if Changed Since Last Report)

Item 2:   Acquisition or Disposition of Assets

         As previously reported, on June 21, 1999, Registrant entered into an agreement with Tree Top, Inc. pursuant to which Registrant would sell substantially all of the assets relating to its product lines of processed apple products and products containing processed apple products. The agreement required the approval of the Registrant's shareholders.

         On July 26, 1999, a majority of Registrant's shareholders approved the sale, and the parties closed the sale transaction. The assets to be sold include specified equipment, related trade secrets and information, certain trademarks, and goodwill related to those product lines for a purchase price of $12 million in cash, plus inventory remaining unsold as of September 30, 1999, up to an additional $2.75 million dollars. Assets not being sold include certain other processed apple product lines, the Company's vacuum-dried apple product line, its food storage business, and its Made In Nature line of organic natural foods and chilled juices.

Item 7:  Financial Statements and Exhibits

(b)      Pro Forma Financial Information


                         PRO FORMA FINANCIAL INFORMATION


Pro Forma Condensed Consolidated Balance Sheet

         The following unaudited pro forma condensed consolidated balance sheet at March 31, 1999, has been prepared to reflect the proposed Sale of the Company's apple product lines based on the assumption that the sale was consummated at that date. The pro forma condensed consolidated balance sheet should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's 1998 Annual Report and the condensed consolidated financial statements of the Company for the nine months ended March 31, 1999 and 1998 included in the Company's March 1999 Quarterly Report.


                                            Actual          Pro Forma           Pro forma
                                                          adjustments(1)
                                                   In thousands, except per share amounts)

Cash..................................       $172                    -                 $172
Accounts Receivable...................      3,478                    -                3,478
Other Receivables.....................        816                    -                  816
Income tax receivable.................          -                    -                    -
Inventories...........................     14,892                    -               14,892
Prepaid Expenses......................         74                    -                   74
Current deferred taxes................        360                    -                  360
                                         ----------------------------------------------------
    Total current assets..............    $19,792                    -              $19,792
                                         ----------------------------------------------------

Property, Plant & Equipment...........      6,663               (1,465)               5,198
                                                                                          -
Goodwill, net of amortization.........      2,682                    -                2,682
                                         ----------------------------------------------------

    Total Assets......................    $29,137              ($1,465)             $27,672
                                         ----------------------------------------------------


Current maturities of long term debt..        438                 (438)                   -
Accounts payable......................      5,938                    -                5,938
Accrued payroll & related liabilities.      1,021                    -                1,021
Accrued Expenses......................        395                    -                  395
Income tax payable....................        452                    -                  452
     Total current liabilities........     $8,244                ($438)              $7,806
                                                                     -
Borrowings under line of credit.......      5,000               (2,654)               2,346
Long term debt-net of current maturities    3,914               (3,914)                   -
Deferred Income taxes.................        865                    -                  865
Minority interest.....................        329                    -                  329

Capital Stock.........................      2,876                    -                2,876
Warrants for common stock.............        456                                       456
                                                                     -
Retained Earnings.....................      7,453                5,541               12,994
                                         -----------------------------------------------------
     Total shareholders' equity.......    $10,785               $5,541               16,326
                                         -----------------------------------------------------

Total liabilities and shareholders'       $29,137              ($1,465)             $27,672
equity................................

Book value per common share outstanding        $7.11                                    $10.76

Shares outstanding....................  1,517,503                                 1,517,503


(1) To give effect to the proposed sale as of March 31, 1999, including the elimination of equipment to be sold to the buyer and the planned use of cash proceeds from the sale. The pro forma gain applicable to the above proposed sale is as follows:

        Proceeds from the sale.................            $12,000,000

        Equipment sold.........................             (1,465,000) (2)

        Income tax payable by Company..........             (3,694,000)

        Estimated Expenses related to the
             sale..............................             (1,300,000) (3)

        Pro forma gain.........................             $5,541,000 (4)

(2)      Included  in  the  equipment  sold  is  approximately   $965,000  which
         represents an excess of book value of the Transferred Assets over the agreed upon purchase price of $500,000.

(3) Includes approximately $880,000 in severance payments to both unionized and non-unionized employees, and $420,000 in professional fees in connection with the Transaction.

(4) The pro forma gain does not take into account interest which may be earned on the Transaction proceeds from investing in short-term interest bearing instruments pending further use of the proceeds.

Pro Forma Condensed Consolidated Statements Of Operations

         The following unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1998 and for the nine months ended March 31, 1999, have been prepared to reflect the proposed Sale of the apple product lines of the Company and assuming that such sale took place on July 1, 1998. The statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the period ending June 30, 1998 (the "1998 Annual Report") and the condensed consolidated financial statements for the six months ended March 31, 1999 and 1998 in the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1999 (the "March 1999 Quarterly Report"). The pro forma condensed consolidated statements of operations are not necessarily indicative of the results of operations of the Company as they may be in the future or as they might have been had the Sale been effective July 1, 1998.


                            Year Ended June 30, 1998


                                           Actual        Pro Forma Adjustments           Pro Forma
                                                     (In thousands, exept per share amounts)

                                                                  (a)
Net Sales...........................        $26,094                 ($21,181)                  $4,913
Other Income........................            586                        -                      586

Cost of sales.......................         21,565                  (17,241)                   4,324

Selling, general and administrative           3,384                   (2,078)                   1,306
expenses............................

Interest expense....................            310                                               310
                                                ----                                              ---

Income (loss) from continuing                $1,421                  ($1,862)                   ($441)
operations..........................

Income (loss) from continuing operations per common share
      Basic.........................            $0.90                                             ($0.28)
      Diluted.......................            $0.89                                             ($0.28)
Weighted average shares
      Basic.........................     1,581,014                                          1,581,014
      Diluted.......................     1,600,327                                          1,581,014



Nine Months Ended March 31, 1999

                                             Actual    Pro Forma Adjustments                Pro Forma
                                       (In thousands, exept per share amounts)


Net Sales...........................        $29,929                 ($14,886)                 $15,043
Other Income........................            523                        -                      523

Cost of sales.......................         23,315                  (12,593)                  10,722

Selling, general and administrative           4,859                   (1,852)                   3,007
expenses............................

Interest expense....................            375                                               375
                                                ----                                              ---

Income (loss) from continuing                $1,903                    ($441)                  $1,462
operations..........................

Income (loss) from continuing operations per common share
      Basic.........................             $1.26                                             $0.97
      Diluted.......................             $1.23                                             $0.94
Weighted average shares
      Basic.........................      1,513,411                                         1,513,411
      Diluted.......................      1,547,902                                         1,547,902


(a) To eliminate the operations of the apple product lines



(c) Exhibits

Exhibit   Description

2* Asset Purchase Agreement dated June 21, 1999 between Vacu-dry Company and Tree Top, Inc.

99 Press Release issued July 28, 1999 concerning the sale of Vacu-dry Company's apple-based industrial ingredients product line to Tree Top, Inc.

-------------

* Incorporated by reference to Annex A to the Registrant's Consent Statement on Schedule 14A filed with the Securities and Exchange Commission on July 14, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VACU-DRY COMPANY


Date: August 5, 1999                 By: /s/ Gary L. Hess
                                     ----------------
                                          Gary L. Hess
                                     Its:  President & Chief Executive Officer

                                   EXHIBIT 99

                                  PRESS RELEASE

Contact: Gary L. Hess, President      -    707/535-4000
         Bill Burgess, Vice President -    707/535-4000


SANTA ROSA, CALIFORNIA                      VACU-DRY COMPANY

(NASDAQ: VDRY) announced today that it has successfully closed the sale of its apple-based industrial ingredients product line to Tree Top, Inc. of Selah, Washington. The purchase price received by the Company for the divestiture, which excluded inventory, real estate and most of the apple processing equipment, was $12 million in cash. Shareholder approval was received on July 26th.

The Tree Top sale is an important element in Vacu-dry's strategic plan to transform itself from an industrial ingredients supplier to a major participant in the retail natural foods industry. It builds upon last year's acquisition of Made In Nature, a leading brand of organic fruit and vegetable products.

Gary Hess, CEO of Vacu-dry, stated that "The Tree Top and related transactions are significant initiatives designed to increase shareholder value by exiting seasonal businesses with low returns and high capital requirements. We now have significant resources available to support the repositioning of our company as a participant in the value-added, branded natural foods industry." Vacu-dry also intends to develop and lease out the current approximately 70-acre Sonoma County, California production facility to provide an additional and more predictable income stream.

As part of the Tree Top transaction, the Company sold the Vacu-dry trademark. It expects shareholder approval of a new company name and ticker symbol prior to December 31, 1999.